Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 7, 2013, with respect to the consolidated financial statements and financial statement schedule for the year ended December 31, 2012 included in the July 23, 2013 Current Report of American Realty Capital Properties, Inc. on form 8-K/A, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

November 27, 2013